UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 03, 2025

TECHTARGET, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-42428	99-2218610
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

275 Grove Street
Newton, Massachusetts		02466
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 431-9200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	TTGT	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

Item 2.02 Results of Operations and Financial Condition.

On June 3, 2025, TechTarget, Inc. (the "Company") furnished a Current Report on Form 8-K (the "Original 8-K") which disclosed its results for the year ended December 31, 2024 in a press release. This Current Report on Form 8-K/A amends the Original 8-K for the purpose of correcting an error in the Financial Summary table on the first page of the press release with respect to Adjusted EBITDA and Adjusted EBITDA margin for 2023, which should have indicated $20.4 million for Adjusted EBITDA for 2023 and 8.1% for Adjusted EBITDA margin for 2023, resulting in a percentage change of 51% and 2.7pts year over year growth, respectively, and including an inadvertently omitted reconciliation table for 2023.

Other than the corrections discussed in this Current Report on Form 8-K/A, no other changes have been made to the Original 8-K or the press release furnished therewith.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 99.1 relating to Item 7.01 shall be deemed to be furnished, and not filed:

Exhibit

99.1	Press Release dated June 3, 2025 (revised).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TechTarget, Inc.

Date:	June 4, 2025	By:	/s/ Daniel T. Noreck
		Name: Title:	Daniel T. Noreck Chief Financial Officer and Treasurer